UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

 ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive
offices including zip code)

(310) 601-2500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with that certain Mutual Settlement, Release and Waiver Agreement, as amended, as described below in Item 8.01 of this Current Report on Form 8-K, which is incorporated herein by reference, that certain Non-Competition Agreement, between Zoo Entertainment, Inc. (the “Company”) and Susan Kain Jurgensen, dated as of September 12, 2008, was terminated effective June 18, 2009 (the “Jurgensen Non-Competition Agreement”).  Additionally, effective as of the date the First Settlement Payment (as defined below) is made, that certain Promissory Note, issued by Zoo Publishing, Inc. (“Zoo Publishing”), a wholly-owned subsidiary of Zoo Games, Inc. (“Zoo Games”), a wholly-owned subsidiary of the Company, for the benefit of Susan Kain Jurgensen in the original principal amount of $506,670.99 (of which $149,653.33 was outstanding as of June 18, 2009), dated as of April 15, 2008, shall be terminated and of no further force and effect (the “Jurgensen Note”).  No penalties were incurred in connection with the termination of the Jurgensen Non-Competition Agreement and the Jurgensen Note.  The foregoing description of the Jurgensen Non-Competition Agreement and the Jurgensen Note does not purport to be complete and is qualified in its entirety by reference to the Jurgensen Non-Competition Agreement and the Jurgensen Note, copies of which are filed as Exhibits 10.58 and 10.57 to that Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2008, which are incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

On June 18, 2009 (the “Effective Date”), the Company, Zoo Games and Zoo Publishing (collectively, the “Zoo Companies”) entered into a Mutual Settlement, Release and Waiver Agreement, as amended by that First Amendment to Mutual Settlement, Release and Waiver Agreement (the “Settlement Agreement”), with Susan Kain Jurgensen, Steven Newton, Mercy Gonzalez, Bruce C. Kain, Wesley M. Kain, Cristie Walsh and Raymond Pierce (collectively, the “Plaintiffs”).  The Plaintiffs originally filed a complaint on February 19, 2009, in the Supreme Court of the State of New York, County of New York, alleging claims for breach of certain loan agreements and employment agreements, intentional interference and fraudulent transfer, and seeking compensatory damages, punitive damages and preliminary and permanent injunctive relief, among other remedies.

As of the Effective Date, each of the non-competition agreements entered into between Zoo Publishing and the Plaintiffs, dated as of July 26, 2007, and the Jurgensen Non-Competition Agreement shall be terminated and of no further force and effect.  As of the date the First Settlement Payment (as defined below) is made, each of the following shall be terminated and of no further force and effect, and all past, current and future payments due under such agreements, notes and loans shall be waived and released: (a) the Employment Agreement between Zoo Publishing and Susan Kain Jurgensen, dated as of December 18, 2007, as amended, the Employment Agreement between Zoo Publishing and Steve Newton, dated as of December 18, 2007, as amended, the Employment Agreement between Zoo Publishing and Bruce Kain, dated as of December 18, 2007, the Employment Agreement between Zoo Publishing and Mercy Gonzalez, dated as of December 14, 2007, and the Employment Agreement between Zoo Publishing and Wesley Kain, dated as of December 18, 2007; (b) all promissory notes issued by Zoo Games to the Plaintiffs pursuant to that certain Contribution Agreement between Zoo Games and Zoo Publishing, dated as of July 26, 2007 (the “Contribution Agreement”); (c) all promissory notes issued to the Plaintiffs by the Zoo Companies, including for any amounts that Plaintiffs loaned to Zoo Publishing; (d) that certain letter agreement between Steve Newton and Zoo Games entered into in connection with the Contribution Agreement; and (e) any other loans, options warrants or other agreements between the Plaintiffs and any of the Zoo Companies (other than the Settlement Agreement and that certain Employment Agreement between Zoo Publishing and Cristie Walsh, dated as of December 18, 2007).

Pursuant to the Settlement Agreement, the Zoo Companies agreed to pay to the Plaintiffs an aggregate of $560,000 (the “Settlement Amount”) in full satisfaction of the disputed claims, without any admission of any liability of wrongdoing.  Provided that no Plaintiff has exercised its right to revoke the Settlement Agreement within the seven day period following the Effective Date, the Settlement Amount shall be payable by wire transfer to Ms. Kain Jurgensen as trustee for the Plaintiffs as follows: (a) $300,000 on June 26, 2009 (the “First Settlement Payment”); (b) $60,000 on or before the earlier of (i) the date that is 90 days from the Effective Date or (ii) the date the Zoo Companies obtain new and available financing, including any amounts currently held in escrow that will be released from escrow after the Effective Date, in any form and from any source, in an amount totaling at least $2,000,000 (the “Second Settlement Payment”); (c) $100,000 on or before the date that is 180 days from the Effective Date (the “Third Settlement Payment”); and (d) $100,000 on or before the first anniversary of the Effective Date (the “Final Settlement Payment”).  In the event the Zoo Companies breach their obligations to make the Second Settlement Payment, Third Settlement Payment or Final Settlement Payment, and any such breach is not cured within five days of the Zoo Companies’ receipt of notice of such breach, then the damages recoverable by the Plaintiffs from the Zoo Companies in each such case of breach, shall exclusively be the greater of the actual damages proven or $500,000.

Prior to the Effective Date, Plaintiffs collectively owned 7,418,600 shares of the Company’s common stock, par value $0.001 per share (the “Plaintiffs Shares”).    In connection with that certain Agreement and Plan of Merger entered into by and among the Company, DFTW Merger Sub, Inc., Zoo Games and the stockholder representative, dated as of July 7, 2008, as amended, pursuant to which the Company acquired Zoo Games, 741,860 of Plaintiffs Shares are currently being held in escrow until December 31, 2009 (the “Escrowed Shares”).  Pursuant to the Settlement Agreement, each of the Plaintiffs agreed to assign, convey, transfer and surrender to the Company an aggregate of 5,563,950 shares of the Plaintiffs Shares (the “Surrendered Shares”), including all right, title and interest in and to the Escrowed Shares.  The Zoo Companies shall issue to the Plaintiffs new certificates representing an aggregate of the total remaining 1,854,650 shares of the Plaintiffs Shares  (the “Retained Shares”).

The Retained Shares are subject to a two-year lockup period, subject to the earlier release upon satisfaction of certain conditions. The Company also agreed to certain registration rights with respect to the Retained Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOO ENTERTAINMENT, INC.

Date: June 29, 2009	By:	/s/ David Fremed
Name: David Fremed
Title: Chief Financial Officer